OPTION ONE MORTGAGE LOAN TRUST 2007-FXD1
ASSET-BACKED CERTIFICATES, SERIES 2007-FXD1

AMENDMENT NO. 1

Amendment No. 1 (the “Amendment”), dated April 20, 2007 and effective as of January 1, 2007, among Option One Mortgage Acceptance Corporation, as depositor (the “Depositor”), Option One Mortgage Corporation, as servicer (the “Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), to the Pooling and Servicing Agreement, relating to the above-captioned Asset Backed Certificates (the “Agreement”), dated as of January 1, 2007, among the Depositor, the Servicer and the Trustee. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement.

1.	Amendment.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

Section 4.06 of the Agreement is hereby amended with the following bold and double underlined language:

SECTION 4.06.  Distributions on the REMIC Regular Interests.

(a)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i)  to Holders of each of REMIC 1 Regular Interest I and REMIC 1 Regular Interest I-1-A through I-20-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC 1 Regular Interest I, then to REMIC 1 Regular Interests I-1-A through I-20-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero; and

(iii)  to the Holders of REMIC 1 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LTP, until $100 has been distributed pursuant to this clause.

(b)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)  first, to the Holder of REMIC 2 Regular Interest LT-IO in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to the Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIIA1, REMIC 2 Regular Interest LTIIIA2, REMIC 2 Regular Interest LTIIIA3, REMIC 2 Regular Interest LTIIIA4, REMIC 2 Regular Interest LTIIIA5, REMIC 2 Regular Interest LTIIIA6 and REMIC 2 Regular Interest LTZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC 2 Regular Interest LTZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIIA1, REMIC 2 Regular Interest LTIIIA2, REMIC 2 Regular Interest LTIIIA3, REMIC 2 Regular Interest LTIIIA4, REMIC 2 Regular Interest LTIIIA5 and REMIC 2 Regular Interest LTIIIA6, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the REMIC 2 Marker Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (C) below) to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC 2 Regular Interest LT-P shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LT-P, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder, first, to the Holders REMIC 2 Regular Interest LTIA1, REMIC 2 Regular Interest LTIIA1, REMIC 2 Regular Interest LTIIIA1, REMIC 2 Regular Interest LTIIIA2, REMIC 2 Regular Interest LTIIIA3, REMIC 2 Regular Interest LTIIIA4, REMIC 2 Regular Interest LTIIIA5 and REMIC 2 Regular Interest LTIIIA6, 1% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero and second, to the Holders of REMIC 2 Regular Interest LTZZ (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, in that order and (ii) REMIC 2 Regular Interest LTZZ, respectively; provided that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause.

(iii)  third, to the Holders of REMIC 2 Regular Interest LT-SC, REMIC 2 Regular Interest LT-NSC and REMIC 2 Regular Interest LT-XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(iv)  fourth, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the REMIC 2 SC Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (iii) above, such that distributions of principal shall be deemed to be made to the REMIC 2 Regular Interests first, so as to keep the Uncertificated Principal Balance of REMIC 2 Regular Interest LT-SC and REMIC 2 Regular Interest LT-NSC equal to 0.01% of the aggregate Certificate Principal Balance of the related Corresponding Certificates; second, any remaining principal to REMIC 2 Regular Interest LT-XX.

(iv)      Notwithstanding the distributions described in this Section 4.06, distribution of funds shall be made only in accordance with Section 4.01.

On each Distribution Date, 100% of the amounts distributed on REMIC 2 Regular Interest LTIO shall be deemed distributed by REMIC 2 to REMIC 3 in respect of the Class Swap-IO Interest. Such amounts shall be deemed distributed by REMIC 3 to REMIC 6 in respect of REMIC 6 Regular Interest Swap IO. Such amounts shall be deemed distributed by REMIC 6 to the Swap Administrator for deposit into the Swap Account.

2.	Counterparts.

This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

3.	Governing Law.

This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

4.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

5.	Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

6.	Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION as Depositor

By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Assistant Secretary

OPTION ONE MORTGAGE CORPORATION as Servicer

By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Vice President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Melissa Loiselle
Name:	Melissa Loiselle
Title:	Vice President